Exhibit 10.3

FIRST AMENDMENT
TO THE COMPUTER SCIENCES CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This AMENDMENT to the Computer Sciences Corporation Supplemental Retirement Plan (the “Plan”) is effective as of December 31, 2012.

W I T N E S S E T H:

WHEREAS, the board of directors of Computer Sciences Corporation (the “Company”) has previously approved certain amendments to the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Article XXIII, paragraph (f) of the Plan is hereby amended in its entirety as follows:

(f)    Notwithstanding anything herein to the contrary: no distributions to a Specified Employee (as hereinafter defined) under Part B of this Supplemental Plan that are to be made as a result of the Specified Employee’s Separation from Service for any reason other than the Specified Employee’s death or “disability” (as such term is defined under Section 409A) shall be made or commence prior to the date that is the earlier of six months after the date of Separation from Service or the date of the Participant’s death, or such shorter period that, in the opinion of such counsel, is sufficient to avoid the imposition of the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A (the “Section 409A Taxes”); provided that any distributions that otherwise would have been payable during such six-month (or shorter) period, plus interest accrued thereon at a rate equal to the default rate credited to amounts deferred under the Company’s Deferred Compensation Plan, as amended (but calculated on a monthly average basis rather than a daily basis), shall be distributed in lump sum on the first day following the expiration of such six-month (or shorter) period. For purposes of Part B of this Supplemental Plan the term “Specified Employee” shall mean any Plan B Participant who is a “specified employee” (as such term is defined under Section 409A) of the Company. Specified Employees shall be identified as provided in the Company’s Specified Employee Determination Policy, as amended.

2.	In all other respects, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted as of the effective date indicated above.

COMPUTER SCIENCES CORPORATION

By:     /s/ Eduardo J. Nunez
Eduardo J. Nunez
Vice President, Global Compensation & Benefits